Exhibit 23.4

                         Independent Auditors' Consent

The Board of Directors
Alterra Healthcare Corporation:

We consent to the inclusion in the registration statement on Amendment 2 to Form S-11 (No. 333-120206) of Provident Senior Living Trust of our report dated April 13, 2004 except as to note 20 which are as of November 8, 2004 with respect to the consolidated balance sheets of Alterra Healthcare Corporation and subsidiaries (the Corporation) as of December 31, 2003 (the Successor Company) and 2002 (the Predecessor Company), and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period from December 1, 2003 to December 31, 2003 (the Successor Company), the period from January 1, 2003 to November 30, 2003 (the Predecessor Company), as restated, and each of the fiscal years in the two year period ended December 31, 2002 (the Predecessor Company) and the reference to our firm under the heading of "Experts" in the Registration Statement.

As discussed in note 20 to the consolidated financial statements, the consolidated statements of operations and cash flows for the period from January 1, 2003 to November 30, 2003 have been restated.

As discussed in notes 3 and 5 to the consolidated financial statements, the Corporation adopted the provisions of Statement of Financial Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-lived Assets, respectively on January 1, 2002.

As discussed in notes 1 and 2 to the consolidated financial statements, the Corporation emerged from Chapter 11 bankruptcy on December 4, 2003. Upon emergence from bankruptcy, the Corporation changed its basis of financial statement presentation to reflect the adoption of fresh start accounting in accordance with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. Accordingly, the consolidated financial statements for the periods subsequent to the reorganization (Successor Company financial statements) are not comparable to the consolidated financial statements presented for the prior periods (Predecessor Company financial statements).



                                          /s/ KPMG LLP

Milwaukee, Wisconsin
January 13, 2005